Exhibit 33.1

Citibank (South Dakota), National Association

Report on Assessment of
Compliance with Applicable Servicing Criteria

1.
Citibank (South Dakota), National Association (the "Asserting Party") is responsible for assessing compliance as of and for the 12-month period ending December 31, 2009 (the "Reporting Period"), with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as set forth in Appendix 1 hereto (such servicing criteria, excluding the criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix 1 hereto, the "Applicable Servicing Criteria") in connection with the servicing activities it performs with respect to the transactions covered by this report. The transactions covered by this report include all asset-backed securities transactions conducted by Citibank Credit Card Issuance Trust ("CCCIT") that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 where the related asset-backed securities were outstanding during the Reporting Period (the "Platform"), as listed in Appendix 2 hereto.

2.
Except as set forth in paragraph 3 below, the Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the Applicable Servicing Criteria as of December 31, 2009 and for the Reporting Period.

3.
The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix 1 hereto, are inapplicable to the Asserting Party based on the activities it performs with respect to the Platform.

4.
Citibank N.A. ("CBNA"), an affiliate of the Asserting Party, is the paying agent of the classes of asset-backed securities listed on Appendix 2 hereto. CBNA has performed specific and limited activities with respect to the Platform. The Asserting Party has determined that CBNA is not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Asserting Party elects to take responsibility for assessing compliance with the servicing criteria or portions of servicing criteria applicable to CBNA's activities as set forth in Appendix 1 hereto. The Asserting Party has policies and procedures in place designed to provide reasonable assurance that CBNA's activities comply in all material respects with the servicing criteria applicable to CBNA.

5.	The Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2009 and for the Reporting Period with respect to the Platform taken as a whole.

6.
The Asserting Party has not identified and is not aware of any material instance of noncompliance by CBNA with the servicing criteria applicable to CBNA's activities as of December 31, 2009 and for the Reporting Period with respect to the Platform taken as a whole.

7.
The Asserting Party has not identified any material deficiency in its policies and procedures to monitor the compliance by CBNA with the servicing criteria applicable to it as of December 31, 2009 and for the Reporting Period with respect to the Platform taken as a whole.

8.
KPMG LLP, an independent registered public accounting firm, has issued an attestation report dated the date hereof on the Asserting Party’s assessment of compliance with the Applicable Servicing Criteria as of December 31, 2009 and for the Reporting Period.

CITIBANK (SOUTH DAKOTA),
   NATIONAL ASSOCIATION

By:  /s/ Douglas C. Morrison
----------------------------------------
Name:  Douglas C. Morrison
Title:    Vice President and Chief Financial Officer

Date:  March 25, 2010

2

Appendix 1

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Regulation AB Reference	Criteria	Performed Directly by Asserting Party	Performed by Affiliate for which Asserting Party is the Responsible Party
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.			X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Regulation AB Reference	Criteria	Performed Directly by Asserting Party	Performed by Affiliate for which Asserting Party is the Responsible Party
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Regulation AB Reference	Criteria	Performed Directly by Asserting Party	Performed by Affiliate for which Asserting Party is the Responsible Party
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X*	X*
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.	X*	X*
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X*	X*

*  Citibank (South Dakota), National Association (the "Asserting Party") was responsible for the allocation of funds due to investors in accordance with the timeframes, distribution priority and other terms set forth in the transaction agreements. Citibank, N.A., an affiliate of the Asserting Party, as paying agent (the "Paying Agent"), was responsible for remitting such funds to investors at the direction of the Asserting Party.  Amounts remitted to investors by the Paying Agent are posted by the Asserting Party to the Servicer’s records within two business days and are agreed by the Asserting Party with bank statements.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Regulation AB Reference	Criteria	Performed Directly by Asserting Party	Performed by Affiliate for which Asserting Party is the Responsible Party
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer's records regarding the pool assets agree with the Servicer's records with respect to an obligor's unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Regulation AB Reference	Criteria	Performed Directly by Asserting Party	Performed by Affiliate for which Asserting Party is the Responsible Party
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Regulation AB Reference	Criteria	Performed Directly by Asserting Party	Performed by Affiliate for which Asserting Party is the Responsible Party
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

Appendix 2

Citibank Credit Card Issuance Trust

Classes of Notes of the Citiseries registered with the SEC pursuant to the Securities Act of 1933 and Outstanding during calendar year 2009

Class A                                         Class A                                        Class B

2001-A7                                      2007-A1                                      2004-B1
2002-A4                                      2007-A2                                      2004-B2
2002-A8                                      2007-A3                                      2006-B1
2002-A10                                    2007-A4                                      2006-B2
2003-A7                                      2007-A5                                      2007-B1
2003-A10                                    2007-A6                                      2007-B2
2004-A3                                      2007-A7                                      2007-B5
2004-A7                                      2007-A8                                      2007-B6
2004-A8                                      2007-A9
2005-A2                                      2007-A10
2005-A3                                      2007-A11                                    Class C
2005-A4                                      2008-A1
2005-A5                                      2008-A2                                      2002-C2
2005-A6                                      2008-A3                                      2003-C4
2005-A7                                      2008-A5                                      2004-C1
2005-A8                                      2008-A6                                      2005-C1
2005-A9                                      2008-A7                                      2005-C2
2006-A1                                      2009-A1                                      2005-C3
2006-A2                                      2009-A2                                      2005-C6
2006-A3                                      2009-A3                                      2006-C1
2006-A4                                      2009-A4                                      2006-C2
2006-A5                                      2009-A5                                      2006-C4
2006-A6                                                                                 2008-C6
2006-A7
2006-A8